UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2012

Zurvita Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-145898	26-0531863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Gessner

Houston, Texas 77024

(Address of principal executive offices and Zip Code)

___________________

713-464-5002

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2012, Richard Diamond resigned from his positions as a member of the board of directors of Zurvita Holdings, Inc. (the “Company”). There were no disagreements or dispute between Mr. Diamond and the Company which led to his resignation. His resignation was effective immediately.

SIGNATURES

        In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZURVITA HOLDINGS, INC.

Dated: March 13, 2012	By:	/s/ Jay Shafer
Jay Shafer, Co-Chief Executive Officer